Exhibit 99.1

Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Prices $250 Million of 4.10% Ten-Year Guaranteed Notes and $250 Million of

4.55% Fifteen-Year Guaranteed Notes

RADNOR, PA, September 8, 2014 — Brandywine Realty Trust (the “Company”) (NYSE:BDN) announced today that its operating partnership, Brandywine Operating Partnership, L.P. (the “Operating Partnership”), has priced the underwritten public offering of $250 million of its 4.10% guaranteed notes due 2024 and $250 million of its 4.55% guaranteed notes due 2029. Interest on the notes will be payable semi-annually on April 1 and October 1 of each year commencing April 1, 2015. The 2024 notes are being offered to investors at a price of 99.388% of principal amount and the 2029 notes are being offered to investors at a price of 99.191% of principal amount. The sale of the 2024 notes and 2029 notes is expected to close on September 16, 2014, subject to customary closing conditions.

The net proceeds of the offering, after deducting underwriting discounts and estimated transaction expenses related to this offering, are expected to be approximately $492 million. The Operating Partnership intends to use the net proceeds of the offering, together with cash on hand and borrowings under its unsecured revolving credit facility, to fund the Operating Partnership’s previously announced tender offer for any and all of the $218.5 million in outstanding principal amount of its 5.40% Guaranteed Notes due November 1, 2014 and $157.6 million in outstanding principal amount of its 7.50% Guaranteed Notes due May 15, 2015 and any applicable redemption of these notes, and to repay certain borrowings under its three-year unsecured term loan due 2015 and four-year unsecured term loan due 2016. Any remaining net proceeds of the offering will be used for general corporate purposes, which may include the repayment, repurchase or other retirement of other indebtedness. With the pricing of the offering of the 2024 notes and the 2029 notes, the condition to the tender offer relating to the pricing of the note offering has been satisfied.

The joint book-running managers for the offering are Wells Fargo Securities, LLC, Barclays Capital Inc., Jefferies LLC and RBC Capital Markets, LLC. The senior co-managers for the offering are BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The co-managers for the offering are BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities Inc., BMO Capital Markets Corp., Comerica Securities, Inc., Goldman, Sachs & Co., The Huntington Investment Company, Janney Montgomery Scott LLC, Mitsubishi UFJ Securities (USA), Inc., Regions Securities LLC, Santander Investment Securities Inc., TD Securities (USA) LLC and U.S. Bancorp Investment, Inc.

This offering is being made pursuant to an effective shelf registration statement and related prospectus and preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Copies of the prospectus supplement and prospectus relating to the offering may be obtained from Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attention: Capital Markets Client Support, toll-free: 1-800-326-5897 e-mail: cmclientsupport@wellsfargo.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, toll-free: 1-888-603-5847, e-mail: barclaysprospectus@broadridge.com; Jefferies LLC, 520 Madison Avenue, 12th Floor, New York, New York 10022, Attention: Debt Syndicate Prospectus Department, collect: 212-284-3417, e-mail: Prospectus_Department@Jefferies.com; and RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281, Attention: Debt Capital Markets, toll-free: 1-866-375-6829, e-mail: usdebtcapitalmarkets@rbccm.com.

About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 284 properties and 33.7 million square feet as of June 30, 2014.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2013. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622